SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
Merrill Lynch & Co., Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 449-1000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement
Each year, Merrill Lynch & Co., Inc. (“Merrill Lynch”) offers certain employees who are integral to the success of its business the opportunity to elect to defer compensation in excess of certain thresholds to provide those individuals with the flexibility of meeting their future income needs. This year, employees of Merrill Lynch whose cash compensation exceeds $300,000 annually are being offered the opportunity to participate in the Merrill Lynch 2009 Deferred Compensation Plan for a Select Group of Eligible Employees (the “Plan”). Among those employees offered the opportunity to elect to defer under the Plan are the executive officers of Merrill Lynch including those executive officers named in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders. The terms of the annual deferred compensation plans remain substantially similar from year to year. Employees have the option of electing whether or not to participate in the Plan.
Under the Plan, Merrill Lynch gives employees who are eligible the opportunity to enter into agreements to defer a specified percentage of their compensation or a specified dollar amount. Compensation that may be deferred is cash incentive compensation, commission compensation, a sign-on bonus, or other types of compensation.
Employees who elect to participate can defer all or a portion of their performance-based cash incentive compensation that may be paid in January of 2009 or, in the case of the Merrill Lynch’s Financial Advisors, commission compensation paid after January 1, 2009. Employees may elect to defer compensation until a specified date or until retirement from service (except that in the case of Merrill Lynch’s key employees, such election must be six months following retirement). Employees may elect to receive deferred payments in a lump sum or in up to 15 annual installments.
Once the deferral has been made, deferred amounts are recorded in a notional account maintained by Merrill Lynch. Amounts in the notional account are adjusted upward or downward to reflect the performance of return indexes (such as mutual funds) that are chosen by the participant.
Merrill Lynch charges executive officer participants an annual fee on deferred amounts offset Merrill Lynch’s delayed tax deduction with respect to the deferred amounts. As long as an executive officer’s deferred amounts remain subject to the Plan, the annual fee will be applied, at the end of each fiscal year, to his or her original deferred amounts.
The obligations of Merrill Lynch to pay deferred compensation under the Plan are unsecured general obligations of Merrill Lynch, and will rank equally with other unsecured indebtedness of Merrill Lynch that is outstanding from time to time.
The obligations of Merrill Lynch to pay the deferred compensation participants are registered on an S-8 Registration Statement filed with the Securities and Exchange Commission on May 29, 2008. The Plan is an exhibit to that Registration Statement.
* * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)
By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Corporate Secretary

Date: June 6, 2008